UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 16, 2023

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	1-3525	13-4922640
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

1 Riverside Plaza,	Columbus,	OH	43215
(Address of Principal Executive Offices)			(Zip Code)

(Registrant's Telephone Number, Including Area Code)	(614)	716-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $6.50 par value	AEP	The NASDAQ Stock Market LLC
6.125% Corporate Units	AEPPZ	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

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Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2023, the Board of Directors (the “Board”) of American Electric Power Company, Inc. (the “Company”) elected Daniel G. Stoddard to serve as a director of the Company effective August 17, 2023. Mr. Stoddard was appointed to the Nuclear Oversight Committee and Policy Committee. The initial term as a director for Mr. Stoddard will continue until the 2024 annual meeting of shareholders.

Mr. Stoddard retired from Dominion Energy, Inc. (“Dominion”) effective August 1, 2023. He served as senior vice president and chief nuclear officer of Dominion from 2016 to August 2023 and president-contracted assets of Dominion from 2019 to August 2023. He also served as senior vice president-nuclear operations of Dominion (2011 – 2016), and vice president-nuclear operations of Dominion (2010 – 2011).

The Board has determined that Mr. Stoddard is an “independent” director under the Company’s Principles of Corporate Governance and the independence requirements of The NASDAQ Stock Market LLC, as well as the applicable rules promulgated by the Securities and Exchange Commission.

As a non-employee director, Mr. Stoddard will receive the same compensation paid to other non-employee directors of the Company in accordance with the policies and procedures previously approved by the Board for non-employee directors.

In addition, on August 16, 2023, Oliver G. Richard, III notified the Board that he would resign from the Board effective as of August 17, 2023. Mr. Richard stated that he is resigning from the Board for personal reasons and not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On August 17, 2023, Nicholas K. Akins notified the Board that he would retire from his position as Executive Chair of the Board and resign from the Board effective as of October 1, 2023. Mr. Akins has served as Executive Chair of the Board as part of the Company’s transition plan announced in August 2022. Mr. Akins stated that he is resigning from the Board for personal reasons and not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. On August 17, 2023, the Board also approved a reduction in the size of the Board from thirteen (13) to twelve (12) directors, effective October 2, 2023.

On August 17, 2023, the Board elected Julia A. Sloat to serve as Chair of the Board effective October 2, 2023 and appointed Ms. Sloat to the Executive Committee of the Board effective October 2, 2023. Ms. Sloat has served on the Board since January 1, 2023 and is the Chief Executive Officer and President of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.

By:	/s/ David C. House
Name:	David C. House
Title:	Assistant Secretary

August 21, 2023